Exhibit 99.1

Wave Life Sciences Reports Second Quarter 2026 Financial Results and Provides Business Update

Dosing underway in Phase 2a multidose portion of the INLIGHTTM trial of WVE-007 (INHBE GalNAc-siRNA) in individuals with obesity (BMI: 35-50 kg/m2) and comorbidities; trial will also inform WVE-007’s potential in MASH, type 2 diabetes, and other cardiometabolic diseases

Phase 2 combination with incretin and post-incretin maintenance trials of WVE-007 on track to initiate in 2H 2026

FDA meeting scheduled for end of summer 2026 on potential accelerated approval pathway for WVE-006 (GalNAc-RNA editing); data from RestorAATion-2 trial support differentiated therapeutic approach for both lung and liver manifestations of AATD

CTA submission for WVE-008 for PNPLA3 liver disease (GalNAc-RNA editing) on track for 2H 2026

Well capitalized with cash, cash equivalents, and marketable securities of $490.6 million as of June 30, 2026 and expected cash runway into 3Q 2028

Investor conference call and webcast at 8:30 a.m. ET today

CAMBRIDGE, Mass., July 30, 2026 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health, today announced financial results for the second quarter ended June 30, 2026, and provided a business update.

“Our second quarter performance reflects disciplined execution across the pipeline,” said Paul Bolno, MD, MBA, President and Chief Executive Officer at Wave Life Sciences. “We recently initiated dosing in the Phase 2a portion of our INLIGHT trial in obesity. Our Phase 1 clinical data have already demonstrated substantial reductions of fat – particularly harmful visceral fat – without muscle loss, and with the potential for once or twice-yearly dosing. We expect the Phase 2a portion of the INLIGHT trial, in individuals with higher BMI and higher body fat, to demonstrate WVE-007’s broad potential to deliver even greater fat loss and improvements in body composition, as well as benefits across additional cardiometabolic biomarkers such as liver fat. In tandem with this progress, we are working expeditiously to initiate Phase 2 trials evaluating WVE-007 in combination with incretins and as post-incretin maintenance; we believe WVE-007 has the potential to transform the current obesity treatment landscape.”

Dr. Bolno added, “In RNA editing, our RestorAATion-2 clinical data support WVE-006’s potential to offer a new standard of care for individuals living with AATD by treating both lung and liver manifestations of the disease, and restoring dynamic response of AAT protein, with convenient, infrequent subcutaneous dosing, and without the risks associated with DNA editing. We look forward to meeting with the FDA to discuss a pathway for accelerated approval for WVE-006. Building on our clinical success in RNA editing, WVE-008, our PNPLA3 RNA editing program, has the potential to address the nine million individuals living with this genetic liver disease. It’s exciting to see the clinical translation of our RNAi and RNA editing programs, enabled by our unique and proprietary chemistry, and supported by human genetics. We expect to provide further updates on our pipeline and platform innovations at our annual investor day this fall.”

Recent Business Highlights and Expected Milestones

Obesity

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WVE-007 is an investigational GalNAc-siRNA (SpiNA) designed to induce fat loss without muscle loss. With strong evidence from human genetics, silencing INHBE mRNA is a promising therapeutic strategy to treat obesity, distinct from incretin-based approaches. WVE-007 is being evaluated in the ongoing placebo-controlled INLIGHT clinical trial.

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Phase 1 INLIGHT trial: The ongoing, single dose portion is evaluating otherwise healthy individuals with less fat and lower BMI (average ~32 kg/m2) than Phase 2 and 3 obesity trials. Data from the INLIGHT trial have demonstrated total body fat reduction, with muscle preservation, as well as clinically meaningful reductions in visceral fat[1] and waist circumference. WVE-007 continued to be generally safe and well tolerated and data support potential for once or twice-yearly dosing. Additional data from the INLIGHT trial, including data from the 600 mg Phase 1 SAD cohort, are expected in the second half of 2026.

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Phase 2a INLIGHT trial: Dosing is underway in the Phase 2a multidose portion of the INLIGHT trial of WVE-007 in individuals with higher BMI (35-50 kg/m2), with and without type 2 diabetes. This portion of the INLIGHT trial is evaluating participants with greater adiposity, consistent with Phase 2 and 3 obesity trials. This portion of the trial is enrolling participants across the U.S. and Europe and includes multiple assessments over a 12-month period, including body weight, waist circumference, body composition (MRI and DEXA), liver fat (MRI-PDFF), HbA1c, and lipid levels. These data will inform further development of WVE-007 in obesity, as well as in MASH, type 2 diabetes, and other cardiometabolic diseases.

•	Combination with incretin and post-incretin maintenance: Wave expects to initiate Phase 2 trials of WVE-007 in the combination and maintenance settings in the second half of 2026.

Alpha-1 antitrypsin deficiency (AATD)

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WVE-006 is an investigational GalNAc-conjugated, subcutaneously delivered, RNA editing oligonucleotide (AIMer) for AATD. WVE-006 is being evaluated in the ongoing Phase 1b/2a RestorAATion-2 open-label clinical trial in individuals with AATD who have the homozygous Pi*ZZ mutation.

•	RestorAATion-2 trial: The 200 mg, 400 mg, and 600 mg cohorts are fully enrolled and dosing is complete.

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In May 2026, the company shared clinical data from the 200 mg (single and biweekly), 400 mg (single and monthly), and 600 mg (single dose) cohorts of the ongoing RestorAATion-2 clinical trial that demonstrated WVE-006 achieved key AATD treatment goals by recapitulating an MZ-like phenotype, including robust, dose-dependent reductions of circulating, mutant Z-AAT protein, with corresponding increases in wild-type M-AAT protein, and restoration of dynamic AAT response. Wave expects to share data from the 600 mg (monthly) multidose cohort in the second half of 2026.

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Wave’s request for a meeting regarding a potential accelerated approval pathway for WVE-006 was granted by the U.S. Food and Drug Administration (FDA). The meeting is scheduled for the end of summer 2026.

PNPLA3 I148M liver disease

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WVE-008: Wave is building on its clinical success in RNA editing by advancing WVE-008, a GalNAc-conjugated AIMer for homozygous PNPLA3 I148M liver disease. There is a growing body of clinical evidence supporting RNA editing as a preferred therapeutic strategy over silencing.

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In May 2026, Wave shared preclinical data supporting WVE-008 in a poster presentation at the European Association for the Study of the Liver (EASL) Congress. These data demonstrated that Wave’s PNPLA3 AIMers delivered substantial editing of the PNPLA3 I148M transcript, exceeding the ~50% threshold expected to lower risk for liver disease.

•	A clinical trial application (CTA) filing for WVE-008 is on track for the second half of 2026.

Other pipeline programs (HD and DMD)

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Wave continues partnering discussions for WVE-003 (Huntington’s disease) and WVE-N531 (Duchenne muscular dystrophy, exon 53). With respect to WVE-N531, Wave is evaluating the evolving regulatory and commercial landscape in DMD and exploring potential partnerships in advance of filing a New Drug Application (NDA).

Emerging pipeline

•	Investor Day 2026: Wave plans to host an investor day in the fall of 2026, where the company expects to share updates from its clinical and preclinical pipeline of RNA medicines.

Financial Highlights

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Cash, cash equivalents, and marketable securities were $490.6 million as of June 30, 2026, compared to $602.1 million as of December 31, 2025. Wave expects that its current cash, cash equivalents, and marketable securities will be sufficient to fund operations into the third quarter of 2028. Potential future milestone and other payments to Wave under its GSK collaboration are not included in its cash runway.

•	Revenue recognized was $2.3 million for the second quarter of 2026 as compared to $8.7 million in the prior year quarter.

•	Research and development expenses were $51.3 million in the second quarter of 2026 as compared to $43.5 million in the same period in 2025.

•	General and administrative expenses were $24.8 million in the second quarter of 2026 as compared to $18.0 million in the same period in 2025.

•	Net loss was $69.4 million for the second quarter of 2026 as compared to a net loss of $50.5 million in the prior year quarter.

Investor Conference Call and Webcast

Wave will host an investor conference call today at 8:30 a.m. ET to review the second quarter 2026 financial results and pipeline updates. A webcast of the conference call can be accessed by visiting “Investor Events” on the investor relations section of the Wave Life Sciences website: https://ir.wavelifesciences.com/events-publications/events. Analysts planning to participate during the Q&A portion of the live call can join the conference call at the audio-conferencing link here. Following the live event, an archived version of the webcast will be available on the Wave Life Sciences website.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health. Wave’s PRISM® platform combines multiple modalities, chemistry innovation, and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Its toolkit of RNA-targeting modalities, including RNAi (SpiNA) and RNA editing (AIMers), provides Wave with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Wave’s pipeline is focused on its obesity (WVE-007), alpha-1 antitrypsin deficiency (WVE-006) and PNPLA3 I148M liver disease (WVE-008) programs, and also includes clinical programs in Duchenne muscular dystrophy and Huntington’s disease, as well as several preclinical programs utilizing the company’s versatile RNA medicines platform. Driven by the calling to “Reimagine Possible,” Wave is leading the charge toward a world in which human potential is no longer hindered by the burden of disease. Wave is headquartered in Cambridge, MA. For more information on Wave’s science, pipeline and people, please visit www.wavelifesciences.com and follow Wave on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning our goals, beliefs, expectations, strategies, objectives and plans, and other statements that are not necessarily based on historical facts, including statements regarding the following, among others: the anticipated initiation, timing, design, progress, data and announcements related to our clinical trials, including interactions with and feedback from regulators and any potential registrational submissions based on these data; the future performance and results of our programs in clinical trials, including the anticipated therapeutic benefits of such programs, and our expectations with respect to how our clinical data may predict success for our future therapeutic candidates and data readouts; the potential commercialization of our programs the potential size of the markets that our therapeutics may address; preclinical activities and programs and their potential to transition into clinical-stage programs, and the timing, progress and announcement of such events; the progress and potential benefits, including the potential achievement of milestones, of collaborations and strategic partnerships; the expected benefits of our stereopure oligonucleotides compared with stereorandom oligonucleotides; the breadth and versatility of our PRISM® drug discovery and development platform; the potential benefits of our RNA-targeting modalities, including RNAi (SpiNA), and RNA editing (AIMers); the potential for certain of our programs to be best-in-class or first-in-class, or to change the existing treatment paradigm or show substantial benefits over existing standards of care; our financial performance, including the anticipated duration of our cash runway and our ability to fund future operations; our intended uses of capital; and our expectations regarding the impact of any potential global macro events on our business. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual results to differ materially from those indicated by these forward-looking statements as a result of these risks, uncertainties and important factors, including, without limitation, the clinical results and timing of our programs, which may not support further development of our product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; our effectiveness in managing current and future clinical trials and regulatory processes; the continued development and acceptance of nucleic acid therapeutics as a class of drugs; our ability to demonstrate the therapeutic benefits of our stereopure candidates in clinical trials, including our ability to develop candidates across multiple therapeutic modalities; our ability to obtain, maintain and protect intellectual property; our ability to fund our operations and to raise additional capital as needed; competition from others developing therapies for similar uses; and any impacts on our business as a result of or related to any global economic uncertainty or market disruptions, as well as the other risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as amended, and in other filings we make with the SEC from time to time. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We undertake no obligation, except to the extent required by law, to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact:

Kate Rausch

VP, Corporate Affairs and Investor Relations

+1 617-949-4827

Investors:

James Salierno

Director, Investor Relations

+1 617-949-4043

InvestorRelations@wavelifesci.com

Media:

Katie Sullivan

Senior Director, Corporate Communications

+1 617-949-2936

MediaRelations@wavelifesci.com

[1]

Gabriely et al., Diabetes 2002; Campos et al., Diabetes & Vascular Disease Research 2019; Huang et al., Front Endocrinol 2023.; Cesaro et al., Front Cardiovasc Med 2023; Khawaja et, al., Curr Cardiol Rep 2024; Hiuge-Shimizu et al., J Atheroscler Thromb 2011.; Liao et al., PLoS ONE 2023; Jung et al., Endocrinol Metab 2020; Hanlon & Yuan, Clin Liver Dis 2021.; Liao et al., PLoS ONE 2023; Jung et al., Endocrinol Metab 2020

WAVE LIFE SCIENCES LTD.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$368,008	$602,068
Marketable Securities	122,594	—
Accounts receivable	888	1,276
Prepaid expenses	12,121	8,395
Other current assets	3,897	3,075

Total current assets	507,508	614,814

Long-term assets:
Property and equipment, net of accumulated depreciation of $50,819 and $49,522 as of June 30, 2026 and December 31, 2025, respectively	6,833	7,405
Operating lease right-of-use assets	39,498	12,458
Restricted cash	3,815	3,806
Other assets	667	16

Total long-term assets	50,813	23,685

Total assets	$558,321	$638,499

Liabilities, Series A preferred shares, and shareholders’ equity
Current liabilities:
Accounts payable	$20,362	$15,700
Accrued expenses and other current liabilities	18,242	26,564
Current portion of deferred revenue	8,703	44,440
Current portion of operating lease liability	3,508	8,361

Total current liabilities	50,815	95,065

Long-term liabilities:
Deferred revenue, net of current portion	13,904	7,798
Operating lease liability, net of current portion	40,082	9,405

Total long-term liabilities	53,986	17,203

Total liabilities	$104,801	$112,268

Series A preferred shares, no par value; nil and 3,901,348 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	$—	$7,874

Shareholders’ equity:
Ordinary shares, no par value; 193,277,622 and 187,660,263 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	$1,627,209	$1,616,478
Additional paid-in capital	248,161	228,365
Accumulated other comprehensive loss	(172)	(250)
Accumulated deficit	(1,421,678)	(1,326,236)

Total shareholders’ equity	$453,520	$518,357

Total liabilities, Series A preferred shares, and shareholders’ equity	$558,321	$638,499

WAVE LIFE SCIENCES LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$2,272	$8,699	$40,518	$17,874

Operating expenses:
Research and development	51,293	43,469	98,733	84,091
General and administrative	24,781	17,989	46,884	36,346

Total operating expenses	76,074	61,458	145,617	120,437

Loss from operations	(73,802)	(52,759)	(105,099)	(102,563)

Other income, net:
Interest income	4,722	2,372	10,013	5,247
Other expense	(275)	(82)	(356)	(31)

Total other income, net	4,447	2,290	9,657	5,216

Loss before income taxes	(69,355)	(50,469)	(95,442)	(97,347)
Income tax benefit	—	—	—	—

Net loss	$(69,355)	$(50,469)	$(95,442)	$(97,347)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.34)	$(0.31)	$(0.47)	$(0.60)

Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders—basic and diluted	204,008,712	163,987,640	202,098,901	163,266,106

Other comprehensive loss:
Net loss	$(69,355)	$(50,469)	$(95,442)	$(97,347)
Foreign currency translation gain	123	43	119	101
Unrealized loss on marketable securities	(41)	—	(41)	—

Comprehensive loss	$(69,273)	$(50,426)	$(95,364)	$(97,246)